Exhibit 99.1

EXECUTION COPY

TRANSITION AND SEPARATION AGREEMENT

TRANSITION AND SEPARATION AGREEMENT (“Agreement”) dated as of November 14, 2008, by and between NightHawk Radiology Holdings, Inc., a Delaware corporation (together with its successors, the “Company”), and Paul Berger, M.D. (“Executive”).

WHEREAS, the Company and Executive entered into an employment agreement dated as of March 30, 2004 (as amended and restated as of February 20, 2007, the “Employment Agreement”) and a Confidentiality and Non-Compete Agreement dated March 31, 2004 (the “Confidentiality Agreement”);

WHEREAS, the Company and Executive desire to terminate Executive’s employment with the Company effective as of the date set forth below, subject to the terms and conditions set forth below;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Employment Separation. Effective as of November 15, 2008 (the “Separation Date”), Executive’s employment as Chief Executive Officer of the Company shall end, together with any other employee position which Executive holds with the Company or its subsidiaries. Within three business days following the Separation Date, Executive shall have received all compensation due and owing as of such date, and any vested and accrued benefits earned under employee benefit plans through the Separation Date, or business expenses eligible for reimbursement, shall be paid or provided by the Company to Employee in accordance with the terms and conditions of such plans.

2. Board Service. Executive is not resigning from the Company’s Board of Directors. Executive will continue to serve as non-executive Chairman of the Board until Executive’s resignation, death or removal as Chairman by the Company’s Board of Directors. The Company agrees to cause Executive to be nominated for re-election to the Board at its next annual meeting. Following the Separation Date, Executive will be compensated under the Company’s non-employee director compensation policies, and any equity awards held by Executive will become vested upon a change in control of the Company to the same extent as the equity awards of other non-employee members of the Board of Directors.

3. Separation Benefits. Subject to Executive signing on or before the Separation Date and letting become effective a release substantially in the form set forth as Exhibit A to the Employment Agreement (the “Executive Release”) and only so long as Executive has not revoked the Executive Release or materially breached any of the provisions of the Executive Release, the Employment Agreement or the Confidentiality Agreement, Executive shall be entitled to the following, in full satisfaction of any amounts due under Section 4(a) or 4(c) of the Employment Agreement:

(i) The Company shall pay Executive an aggregate amount equal to $600,000, which shall be payable in equal installments (no less than monthly) over the 12 months following the Separation Date.

(ii) Executive’s RSUs granted in February 2008 shall become vested on the Separation Date. For the avoidance of doubt, all other equity awards will continue to vest so long as Executive remains a “Service Provider” (as defined in the Company’s applicable equity plan).

(iii) Executive shall be provided with health benefits under the Company’s health plan (or the Company shall pay for Executive’s continued coverage under COBRA at the same cost to Executive as before the Separation Date) until the earlier of (x) 12 months following the Separation Date and (y) the date Executive becomes eligible for group health coverage with another employer.

(iv) The Company shall reimburse Executive for actual attorney fees incurred in negotiating and finalizing this Agreement (not to exceed $7,500). The Company shall pay such amount directly to Executive’s attorneys promptly upon receipt of an invoice for such attorney fees.

Additionally, for the avoidance of doubt, Executive acknowledges and agrees that he shall not be entitled to any bonus in respect of services provided to the Company in 2008 under the Employment Agreement or otherwise.

4. Registration Rights. Executive, Jon Berger and the Company shall in good faith negotiate a customary registration rights agreement, pursuant to which Executive (together with Jon Berger) shall be entitled to two demand registrations under the Securities Act of all or any portion of his holdings of Company stock.

5. No Disparagement. The Company agrees that it shall not, and shall not authorize any officer, director, or other representative of the Company to, make negative statements or representations, or otherwise communicate negatively, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to Executive or his business or reputation. The parties acknowledge that the Company has provided Executive a copy of a press release dated November 17, 2008, and that nothing in such press release violates any provision of this Agreement.

6. Transition Assistance. Until March 31, 2009, Executive agrees to provide limited transition assistance services as reasonably needed by the Company. Executive agrees to be available to the Company to answer questions and consult on business matters on a limited basis, at the request of the Company, including without limitation, matters related to radiology customer orientation and familiarization, the Company’s arrangements and relationships with, and obligations to, third parties, dealings with St. Paul Radiology and the Company’s sales activities and operations activities generally. Executive acknowledges and agrees that Executive will receive no additional compensation for the transition services, beyond that provided in Section 3 of this Agreement, unless he is asked to provide services requiring more than an aggregate of 80 hours of his time during such period.

7. Tax Withholding. Any and all payments made pursuant to this Agreement shall be subject to all withholding required in accordance with all federal, state or local law.

8. Arbitration.

(a) Arbitrable Claims. To the fullest extent permitted by law, disputes between Executive (and his attorneys, successors, and assigns) and Employer (and its Affiliates, shareholders, directors, officers, employees, agents, successors, attorneys, and assigns) relating in any manner to the employment or termination of Executive, and all disputes arising under this Agreement (“Arbitrable Claims”) shall be resolved by arbitration. All persons and entities specified in the preceding sentence (other than Employer and Executive) shall be considered third-party beneficiaries of the rights and obligations created by this Section on Arbitration. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation, excepting only claims under applicable workers’ compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include (to the fullest extent permitted by law) any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, as well as any claims asserting wrongful termination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability.

(b) Procedure. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended (“AAA Employment Rules”), as augmented in this Agreement. Arbitration shall be initiated as provided by the AAA Employment Rules, although the written notice to the other party initiating arbitration shall also include a statement of the claim(s) asserted and the facts upon which the claim(s) are based. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief under the laws of the State of Idaho. All arbitration hearings under this Agreement shall be conducted in Ada County, Idaho. The decision of the arbitrator shall be in writing and shall include a statement of the essential conclusions and findings upon which the decision is based. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.

(c) Arbitrator Selection and Authority. All disputes involving Arbitrable Claims shall be decided by a single arbitrator. The arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Employment Rules. The arbitrator shall have only such authority to award equitable relief, damages, costs, and fees as a court would have for the particular claim(s) asserted. The fees of the arbitrator shall be paid by the non-prevailing party. If the allocation of responsibility for payment of the arbitrator’s fees would render the obligation to arbitrate unenforceable, the parties authorize the arbitrator to modify the allocation as necessary to preserve enforceability. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims, including, but not limited to, whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable.

(d) Confidentiality. All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff. All documents filed with the arbitrator or with a court shall be filed under seal. The parties shall stipulate to all arbitration and court orders necessary to effectuate fully the provisions of this subsection concerning confidentiality.

(e) Continuing Obligations. The rights and obligations of Executive and Employer set forth in this Section shall survive the expiration of this Agreement.

9. Entire Agreement: Amendment. This Agreement, collectively with the Executive Release, Confidentiality Agreement and the Employment Agreement, contains the entire understanding of the parties with respect to the termination of Executive’s employment. To the extent that the terms of the Employment Agreement conflict with those of this Agreement, the Executive Release or the Confidentiality Agreement, the applicable terms of the Employment Agreement shall be superseded. This Agreement may not be altered, modified or amended except by a written agreement signed by both parties hereto.

10. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by Executive and shall be assignable by the Company only to a direct or indirect wholly owned subsidiary of the Company or to a successor of the Company.

12. Acknowledgment. Executive acknowledges that he has carefully read this Agreement, fully understands and accepts all of its provisions and signs it voluntarily of Executive’s own free will. Executive further acknowledges that he has been provided a full opportunity to review and reflect on the terms of this Agreement and to seek the advice of legal counsel of his choice.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho.

14. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year first written above.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ David Sankaran
Name: David M. Sankaran
Title: Senior Vice President and CFO

EXECUTIVE:

/s/ Paul Berger
Paul Berger, M.D.

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